UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019 (May 20, 2019)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 20, 2019, Altisource Portfolio Solutions S.A. (the “Company”) held its 2019 annual meeting of shareholders (the “Annual Meeting”). The final results for each matter submitted to a vote of shareholders at the Annual Meeting were as follows.

(i)	The following Directors were elected until the next annual meeting of shareholders or until their respective successors have been elected and qualified by the following vote:

Name	For	Against	Abstentions	Broker Non-Votes
Scott E. Burg	7,358,798	690,172	4,620	7,196,101
Joseph L. Morettini	7,354,567	694,403	4,620	7,196,101
Roland Müller-Ineichen	6,714,072	1,334,580	4,938	7,196,101
William B. Shepro	7,369,154	679,816	4,620	7,196,101

(ii)
The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accounting firm for the year ending December 31, 2019 and the appointment of Atwell S.à r.l. as the Company’s certified auditor (Réviseur d’Entreprises) for the same period were approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
15,227,484	6,868	15,339	N/A

(iii)
The Company’s unconsolidated annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg (the “Luxembourg Annual Accounts”) for the year ended December 31, 2018 and the Company’s consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards (the “Consolidated Accounts” and, together with the Luxembourg Annual Accounts, the “Luxembourg Statutory Accounts”) as of and for the year ended December 31, 2018 were approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,019,654	4,992	28,944	7,196,101

(iv)
The receipt and approval of the Directors’ reports for the Luxembourg Statutory Accounts for the year ended December 31, 2018 and the receipt of the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period were approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,025,006	4,969	23,615	7,196,101

(v)	The allocation of the results in the Luxembourg Annual Accounts for the year ended December 31, 2018 was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,022,166	5,159	26,265	7,196,101

(vi)
The discharge of each of the Directors of the Company for the performance of their mandates for the year ended December 31, 2018 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,010,979	28,312	14,299	7,196,101

(vii)	The changes to non-management Directors’ compensation were ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,021,860	20,762	10,968	7,196,101

(viii)
The compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (“Say-on-Pay”) was approved on an advisory (non-binding) basis by the following vote, with 75.81% of the votes cast being cast in favor of the proposal:

For	Against	Abstentions	Broker Non-Votes
6,100,248	1,945,936	7,406	7,196,101
Each of the foregoing proposals for the Annual Meeting is more fully described in the proxy statement filed by the Company with the Securities and Exchange Commission on April 8, 2019.
Item 8.01 Other Events.
On May 20, 2019, the Board of Directors appointed William B. Shepro as the Chairman of the Board of Directors and Scott E. Burg as Lead Independent Director. Mr. Shepro, who has served on the Board of Directors and as Chief Executive Officer of the Company, will continue in his role as Chief Executive Officer. He replaces Timo Vättö, who served as Chairman since January 2015 and did not stand for re-election as a Director of the Company at the Annual Meeting. Mr. Burg has served on the Board of Directors since September 2018.
The Board believes that Mr. Shepro’s intimate knowledge of our business and operations from his long tenure as Chief Executive Officer make him the appropriate choice to lead the Board as the Company continues to pursue its strategic plan. With Mr. Shepro serving as both Chairman and Chief Executive Officer, the Board also believes that it is important to appoint a strong Lead Independent Director, and that Mr. Burg’s skills and experience complement those of Mr. Shepro, creating the optimal leadership structure for the Company at this time. Messrs. Shepro and Burg will receive no additional compensation for their service as Chairman of the Board of Directors and Lead Independent Director, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer